UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2014

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33633	26-0783366
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1310 Seaboard Industrial Boulevard, NW
Atlanta Georgia	30318-2825
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 352-1680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 8, 2014, Zep Inc. (the “Company”) was served with a final, executed copy of a Consent Agreement and Final Order (the “Consent Order”) between the Company and the United States Environmental Protection Agency (the “EPA”).  The effective date of the Consent Order was July 8, 2014, the date on which it was filed with the EPA’s Regional Hearing Clerk.  Pursuant to the Consent Order, the Company agreed to pay, on or before August 7, 2014, a civil penalty in the amount of $905,000 to resolve the EPA’s allegations that the Company’s subsidiary (i) sold an unregistered pesticide, (ii) sold a misbranded pesticide, and (iii) submitted false compliance certification statements to the EPA.  The Company neither admits nor denies the EPA’s factual allegations and legal conclusions as set forth in the Consent Order.  It agreed to the Consent Order to avoid the expense of litigation.  The Company recorded a charge against its earnings in the fourth quarter of fiscal 2013 in the amount of $250,000 with respect to this matter.  The remaining $655,000 was recorded as a charge against its earnings in the third quarter of fiscal 2014.

Item 9.01 - Financial Statements and Exhibits.

(d)              Exhibits

10.1              Consent Agreement and Final Order, dated July 8, 2014, between the United States Environmental Protection Agency and Zep Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 11, 2014

Zep Inc.

	By:	/s/ Philip A. Theodore
Philip A. Theodore
Vice President and General Counsel

EXHIBIT INDEX

10.1              Consent Agreement and Final Order, dated July 8, 2014, between the United States Environmental Protection Agency and Zep Inc.